Exhibit 10.2
SIXTH AMENDMENT AND LIMITED CONSENT TO CREDIT AGREEMENT
     THIS SIXTH AMENDMENT AND LIMITED CONSENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of May 3, 2010 by and between TEKELEC, a California corporation (the “U.S. Borrower”), TEKELEC INTERNATIONAL, SPRL, a societe privee a responsabilité limitée organized under the laws of the Kingdom of Belgium (the “Belgian Borrower”, and together with the U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), the lenders who are or may become a party to this Agreement (collectively, the “Lenders”) and WELLS FARGO BANK, N.A. (successor by merger to Wachovia Bank, National Association), a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).
STATEMENT OF PURPOSE
     The Lenders have extended certain credit facilities to the Borrowers pursuant to the Credit Agreement, dated October 2, 2008 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     WHEREAS, the Borrowers have requested, among other things, that: (i) the Lenders consent to the acquisition (the “Camiant Acquisition”) by Borrowers of Camiant, Inc., a Delaware corporation, and its subsidiaries (collectively, “Camiant”) pursuant to the terms set forth in that certain Term Sheet dated March 22, 2010 (the “Camiant Term Sheet”); (ii) the Lenders consent to the acquisition (the “Blueslice Acquisition” and together with the Camiant Acquisition, the “Acquisitions”) by Borrowers of Blueslice Networks Inc., a Canadian corporation, and its subsidiaries (collectively, “Blueslice”) pursuant to the terms set forth in that certain Term Sheet dated April 6, 2010 (the “Blueslice Term Sheet”) and (iii) the Lenders amend certain provisions of the Credit Agreement as set forth herein; and
          WHEREAS, the Lenders and the Administrative Agent are, subject to the terms and conditions set forth herein, willing to grant the consents and amendments requested by the Borrowers as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     2. Amendments. Pursuant to Section 14.2 of the Credit Agreement and effective in accordance with Section 4 hereof, the Lenders hereby agree as follows:
     (a) Section 1.01 of the Credit Agreement shall be amended by deleting subsection (e) in the definition of “Permitted Acquisition” and substituting in lieu therof the following new subsection (e) to read as follows:

     “(e) the Borrower Agent shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such acquisition if either of the following conditions exist: (i) the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions), together with all other acquisitions consummated during the preceding four fiscal quarters exceeds $100,000,000 in the aggregate, or (ii) the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions), as calculated in the Officer’s Compliance Certificate required to be delivered to the Administrative Agent pursuant to subsection (b) above, both prior to and after such acquisition shall cause the Borrowers’ Consolidated Tangible Net Worth to be less than the sum of (A) $200,000,000 plus (B) an amount equal to fifty percent (50%) of the cumulative Consolidated Net Income occurring after January 1, 2011.
     Notwithstanding any of the foregoing, in the event that the purchase price for any acquisition by any Credit Party is paid with the Capital Stock of the U. S. Borrower, clause (e) shall not apply to such Permitted Acquisition.”
     (b) Section 11.6 of the Credit Agreement shall be amended by deleting subsections (c) and (d) in their entirety and substituting, in lieu thereof, the following new subsection (c) to read as follows:
     “(c) the U.S. Borrower may declare or pay cash dividends upon its Capital Stock and/or repurchase shares of its Capital Stock, provided that (i) no Default or Event of Default shall have occurred or be continuing (prior to and immediately after the declaration and payment of such cash dividend and/or repurchase), (ii) the Borrowers shall be in pro forma compliance with the covenants set forth in Article X (prior to and immediately after the declaration and payment of such cash dividend and/or repurchase) and (iii) the U.S. Borrower maintains, prior to and immediately after such cash dividend and/or repurchase, a Consolidated Tangible Net Worth greater than or equal to the sum of (A) $200,000,000 plus (B) an amount equal to fifty percent (50%) of the cumulative Consolidated Net Income occurring after January 1, 2011.
     3. Limited Consent. The parties hereto acknowledge and agree that as of the Sixth Amendment Effective Date and so long as the Borrowers comply with the terms and conditions set forth in the definition of Permitted Acquisitions (other than subsection (e) of such definition) and the Credit Agreement, the Administrative Agent and Lenders shall be deemed to have consented to the Acquisitions. For the avoidance of doubt, the Acquisitions shall be deemed permitted separately under the Credit Agreement and shall not be included in the calculations going forward under subsection (e) (i) of the Permitted Acquisition definition.
     4. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date above stated (the “Sixth Amendment Effective Date”):
          (a) The Administrative Agent shall have received an executed original of this Amendment by each Borrower and the Lenders; and

          (b) The receipt by the Administrative Agent of any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.
     5. Limited Effect of Amendment. Except as expressly modified herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Agreement, the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of lie import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a “Loan Document” as defined in the Credit Agreement.
     6. Representations and Warranties. After giving effect to the amendments set forth herein, each Borrower hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the Sixth Amendment Effective Date as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the Sixth Amendment Effective Date.
     7. Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrowers ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto (collectively “Claim”), to the extent that any such Claim shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.
     8. Covenant Not to Sue. The Borrowers, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Borrowers pursuant to Section 7 above. If the Borrowers or any of their respective successors, assigns or other legal representatives, or any Loan Party, or its respective successors, assigns, and other legal representatives violates the foregoing covenant, each of the Borrowers, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.
     9. Miscellaneous.
          (a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York.
          (b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.
          (c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.
          (d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.
          (e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.
          (f) Obligation to Pay Fees/Costs. The Borrowers acknowledge that Section 14.3(a) of the Credit Agreement requires that Borrowers pay all reasonable outstanding fees and out-of-pocket charges and other expenses of the Administrative Agent for the preparation of this Amendment, including, without limitation, all outstanding K&L Gates LLP legal fees.
          (g) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TEKELEC, as Borrower and Borrower Agent
By:	/s/ Stuart H. Kupinsky
	Name:	Stuart H. Kupinsky
	Title:	SVP - Corporate Affairs, General Counsel, & Secretary

TEKELEC INTERNATIONAL, SPRL, as Borrower
By:	/s/ Stuart H. Kupinsky
	Name:	Stuart H. Kupinsky
	Title:	Manager
[Tekelec Sixth Amendment to Credit Agreement]

AGENTS AND LENDERS: WELLS FARGO BANK, N.A., as Administrative Agent, Swingline Lender, Issuing Lender and Lender
By:	/s/ Michael Paysley
	Name:	Michael Paysley
	Title:	Sr Vice President

[Tekelec Sixth Amendment to Credit Agreement]